Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements, as listed below, of our reports dated February 17, 2025, with respect the consolidated financial statements and related financial statement schedule of Arthur J. Gallagher & Co., and the effectiveness of internal control over financial reporting of Arthur J. Gallagher & Co., included in this Annual Report (Form 10‑K) of Arthur J. Gallagher & Co. for the year ended December 31, 2024.

Form	Registration Statement No.	Description
Form S-8	333-87320 and 333-106535	Arthur J. Gallagher & Co. 1988 Nonqualified Stock Option Plan and Arthur J. Gallagher & Co. Non‑Employee Directors’ Stock Option Plan
Form S-8	333-106539	Arthur J. Gallagher & Co. Restricted Stock Plan
Form S-8	333-174497	Arthur J. Gallagher & Co. 2011 Long-Term Incentive Plan
Form S-8	333-197898

Arthur J. Gallagher & Co. 2014 Long-Term Incentive Plan, Arthur J. Gallagher & Co. Deferred Equity Participation Plan, Arthur J. Gallagher & Co. Deferred Cash Participation Plan and Arthur J. Gallagher & Co. Supplemental Savings and Thrift Plan

Form S-8	333-204976	Arthur J. Gallagher & Co. Employee Stock Purchase Plan
Form S-8	333-221274

Arthur J. Gallagher & Co. 2017 Long-Term Incentive Plan, Arthur J. Gallagher & Co. Deferred Equity Participation Plan, Arthur J. Gallagher & Co. Deferred Cash Participation Plan and Arthur J. Gallagher & Co. Supplemental Savings and Thrift Plan

Form S-8	333-252830	Arthur J. Gallagher & Co. Employees’ 401(k) Savings and Thrift Plan
Form S-8	333-258331	Arthur J. Gallagher & Co. UK Employee Share Incentive Plan
Form S-3	333-277002	Debt Securities, Guarantees, Common Stock, Preferred Stock, Warrants, Depositary Shares, Purchase Contracts, and Units
Form S-4	333-203203 333-214617and 333-268400	Shares of Common Stock
Form S-8	333-262899	Arthur J. Gallagher & Co. Employees’ 401(k) Savings and Thrift Plan and Arthur J. Gallagher & Co. Supplemental Savings and Thrift Plan
Form S-8	333-268401	Arthur J. Gallagher & Co. 2022 Long-Term Incentive Plan

/s/ Ernst & Young LLP
Ernst & Young LLP

Chicago, Illinois

February 17, 2025